Exhibit 99.1

Press Release	Contact: David A. Brager

For Immediate Release	Chief Executive Officer

(909) 980-4030

CVB Financial Corp. Announces New Board Member

Ontario, CA, February 10, 2021 – CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”), is pleased to announce the appointment of Jane Olvera as a Board Member, effective today. She was also named a Director of CBB. Ms. Olvera’s appointment increases the current total board members for each of CVBF and CBB from nine to ten.

“We are very pleased to have Jane Olvera join our Board of Directors,” said Raymond V. O’Brien III, Chairman of CVBF and CBB. “Jane’s experience in branding, marketing, and communications will provide insight and expertise as the Bank continues to execute on our growth strategy. Jane’s strong ties to the Central Valley will bolster our efforts to increase our presence in a key strategic region for the Bank. We are also proud of our continuing endeavor to enhance diversity on our Board and throughout our organization.”

“My selection to the Board truly represents Citizens Business Bank’s commitment to further growth in the Central San Joaquin Valley region as well as the Bank’s continuing efforts to help women-owned and minority-owned businesses receive first class service and financial support,” stated Ms. Olvera.

Ms. Olvera is the Founder and President of JP Marketing headquartered in Fresno, CA. She provides competitive insights and tactical communication plans to businesses allowing them to execute on their strategic goals. JP Marketing has been named the Fresno Business Journal’s “Agency of the Year” from 2014 through 2020.

Ms. Olvera has a B.A. in Speech Communication from California State University, Fresno. Her awards include “40 Business Professionals Under 40” by the Fresno Business Journal and “24 Women of Influence” by KSEE TV NBC 24. Jane is a member of the Public Relations Society of America and Fresno State Bulldogs Alumni Association, and is involved with the California State University, Fullerton Center for Family Business.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with over $14 billion in total assets. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 57 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVBF, visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2019, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.